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                                                                    Exhibit 21.1

                              List of Subsidiaries
                              --------------------

                                                        Jurisdiction of
        Name                                             Incorporation
        ----                                             -------------

Topbay Ltd.                                                   U.K.
Reynard Motorsport Ltd.                                       U.K.
Reynard Race Design Ltd.                                      U.K.
Advantage CFD Ltd.                                            U.K.
British American Reynard Ltd.                                 U.K.
Reynard Composites Ltd.                                       U.K.
Reynard Manufacturing Ltd.                                    U.K.
Reynard Racing Cars Ltd.                                      U.K.
Reynard Special Vehicle Projects Ltd.                         U.K.
Protoform Patterns Ltd.                                       U.K.
Pearson Associates Ltd.                                       U.K.
Reynard Formula 1 Ltd.                                        U.K.
Reynard Racing Cars Trustee Ltd.                              U.K.
Reynard Special Vehicle Projects Trustee                      U.K.
Rumfleet Ltd.                                                 U.K.
Reynard North America, Inc.                                 Indiana
Victory LLC                                                 Indiana
Auto Research Center LLC                                    Indiana